                                       Exhibit
                                       10.2.7.1

                                  OLDSMOBILE DIVISION
                          DEALER SALES AND SERVICE AGREEMENT

Oldsmobile has a long-standing tradition of providing quality, family oriented vehicles of good value. Building upon its heritage, Oldsmobile's mission is to be the volume leader in the midsize and large vehicle segments, and to increase its market share with upscale models in other growth segments. Oldsmobile intends to fulfill this mission through the joint efforts of Oldsmobile and its dealers.

The long-term growth and mutual success of Oldsmobile and its dealers also depends significantly upon the ability and efforts of its dealers. Oldsmobile expects its dealers to effectively sell, service, and protect the reputation of Oldsmobile Products and to satisfy the customers of Oldsmobile Products in a manner that demonstrates a caring attitude toward those customers.

                                CUSTOMER SATISFACTION
FIRST

Oldsmobile and Dealer recognize that customer satisfaction is essential to our mutual business success. Therefore, Oldsmobile and Dealer are dedicated to working together to assure complete satisfaction with our Products and services, with the goal that each of our customers will remain lifelong members of the Oldsmobile family.

Oldsmobile commits to advise Dealer no less than on a yearly basis of the results of any dealer customer satisfaction index generated by Oldsmobile and to relate such index to local and national geography. In the event that ratings of the satisfaction of Dealer's customers place Dealer in an unsatisfactory position relative to comparable indexes, Dealer shall, upon request of Oldsmobile, cooperate in a comprehensive review of Dealer's performance and participate in a customer satisfaction improvement program designed by Dealer and Oldsmobile.

To enhance customer satisfaction, Oldsmobile has implemented the Oldsmobile Edge programs. Dealer participation is essential to the success of these programs, and Dealer agrees to participate in these programs. Oldsmobile may modify these programs from time to time, and Oldsmobile will obtain dealer input before adopting such modifications.

                                    COMMUNICATION
SECOND

Oldsmobile and Dealer recognize the importance of good communication in our business and marketing planning, and in our respective ongoing operations. Oldsmobile has established the following dealer representative entities to counsel with Oldsmobile, and may establish from time to time other representative dealer entities to further enhance our mutual interests.

                               NATIONAL DEALER COUNCIL

The responsibility of the Oldsmobile National Dealer Council ("Council") is to develop and maintain a business relationship between Oldsmobile and the dealer body that fosters the mutual interests of both Dealer and Oldsmobile. The Council is composed of dealer elected members representing the various geographical areas of the United States and includes members that represent large and small volume dealers. The Council meets with Oldsmobile at least twice annually to discuss matters of mutual interest and importance. Much progress and improvement has been made over the years as a result of Council input, and Oldsmobile intends to continue this important link of communication with its dealers.

In addition to the Council, and recognizing the important contribution of dealers in fulfilling the Oldsmobile mission, Oldsmobile has established three advisory committees to obtain dealer input. These committees are comprised of Oldsmobile Dealer Operators selected by either the Council or Oldsmobile. Dealer agrees that Dealer Operator will serve on the Council or on an Advisory Committee when requested.

                             MARKETING ADVISORY COMMITTEE

The purpose of the Marketing Advisory Committee is to promote the exchange of ideas and concerns between Oldsmobile and its dealers on topics relating to the marketing of Oldsmobile Products. Topics may include advertising and incentive activities, product option packages, special options, point of sale material, customer satisfaction and similar activities relating to our mutual marketing objectives.

                              SERVICE ADVISORY COMMITTEE

The purpose of the Service Advisory Committee is to provide for the exchange of ideas and concerns between Oldsmobile and its dealers on service related subjects. Subjects may include warranty coverage, customer satisfaction and owner loyalty, service merchandising, dealership premises, dealership training, tools and equipment and service policies and procedures.

                              PRODUCT ADVISORY COMMITTEE

The purpose of the Product Advisory Committee is to obtain dealer input into future product programs. Subjects may include product strategies, vehicle specifications, model lineup changes, specialty vehicle programs and color and trim selections.

                                   DEALER OPERATOR

THIRD

Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the Standard Provisions:

JOSEPH J. MITOLO
- --------------------------------------------------------------------------------

                             DEALERSHIP IMAGE AND DESIGN

FOURTH

As the point of customer contact with Oldsmobile's Products, the appearance and qualify of dealership Premises can affect the way customers perceive Oldsmobile's Products and Dealer. Dealer, therefore agrees that its dealership Premises will be properly equipped and maintained, and that the interior and exterior retail environment and signs will comply with any reasonable requirements Oldsmobile may establish to promote and preserve the image of Oldsmobile and its dealers. Oldsmobile will take into account existing economic and marketing conditions, and consult with the Dealer Marketing and Service Advisory Committees, in establishing such requirements. To assist Dealer, Oldsmobile will counsel and advise Dealer concerning facility appearance and design.

                         ADVERTISING AND PROMOTIONAL ACTIVITY

FIFTH

Oldsmobile and Dealer agree to promote Oldsmobile Products in the conduct of their business, refrain from any activity harmful to the reputation of Oldsmobile Products and maintain uniformly high standards of ethical advertising. Oldsmobile believes in and supports dealer advertising associations and encourages Dealer to support and participate in Dealer's local advertising association.

                                 DEALER SALES REVIEW
SIXTH

Oldsmobile will provide to Dealer, at least annually, a written Dealer Sales and Registration Report ("Report") advising Dealer of Dealer's retail sales index, Dealer's state ranking, and Oldsmobile's retail registration index and fleet registration performance in Dealer's Area of Primary Responsibility. Oldsmobile may modify the sales review process from time to time and will obtain dealer input before adopting such modifications.

A Retail Sales Index of 100 is the minimum standard for Dealer to be considered in compliance with its commitment under Article 5.1 to effectively sell and promote the purchase, lease and use of Oldsmobile Products. Oldsmobile also expects Dealer to pursue available sales opportunities exceeding the minimum acceptable standard. Additionally, Oldsmobile expectations for performance in an area may exceed the minimum acceptable standard for individual dealer compliance.

                                DEALER SERVICE REVIEW
SEVENTH

Oldsmobile commits to review at least annually, Dealer's responsibility to provide efficient and quality service to Oldsmobile owners. The manner in which that review will be conducted and those items which will be included in the process will be set forth in the Service Policies and Procedures Manual. Oldsmobile may modify the service review process from time to time and will obtain the input of the Service Advisory Committee before adopting such modifications.

                                       TRAINING
EIGHTH

Oldsmobile and Dealer agree that professional and knowledgeable personnel are essential to customer satisfaction and to the long-term success of Oldsmobile and Dealer. Accordingly, Oldsmobile agrees to make available or recommend product, sales, service and parts, accounting and business management training for its dealers. Dealer agrees that its personnel will attend training identified by Oldsmobile as necessary. If Oldsmobile identifies Dealer deficiencies, Dealer agrees that its personnel will complete courses specified by Oldsmobile. Oldsmobile agrees to consult with the Marketing and/or Service Advisory Committee before adopting additional required training and will consider the Marketing and/or Service Advisory Committee recommendations as to content and frequency of additional required training. Oldsmobile and Dealer acknowledge that competent training from other sources is available and that Dealer may benefit from it.

                                 TOOLS AND EQUIPMENT

NINTH

Oldsmobile and Dealer acknowledge that a properly equipped dealership promotes customer satisfaction and sale of Oldsmobile Products. Oldsmobile agrees to provide Dealer with lists of those tools and equipment that Oldsmobile regards as essential. Dealer agrees that it will acquire and use essential tools and equipment identified by Oldsmobile. Oldsmobile agrees to consult with the Service Advisory Committee prior to requiring additional tools other than those required to service new model Products.

                          BUSINESS MANAGEMENT RESPONSIBILITY
TENTH

If Dealer is an authorized dealer for more than one division of General Motors, OLDSMOBILE DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard
Addendum.  OLDSMOBILE DIVISION      will execute those documents for all
divisions.

                                  TERM OF AGREEMENT

ELEVENTH

This Agreement shall expire on OCTOBER 01, 1997, or ninety days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with Oldsmobile at the expiration date if Oldsmobile determines Dealer has fulfilled its obligations under this Agreement.

                              DISPUTE RESOLUTION PROCESS

TWELFTH

General Motors has long recognized that mutual respect, trust, and confidence are vital to the relationship between General Motors and each authorized dealer. In those instances where a dispute arises between Dealer and Oldsmobile, Dealer is encouraged to present the matter to Oldsmobile management for review. If the matter is not resolved through management review, Dealer is encouraged to submit the dispute to the Dispute Resolution Process. Oldsmobile will provide Dealer with a written copy of the Dispute Resolution Process. Oldsmobile may modify the Dispute Resolution Process from time to time, and will obtain dealer input before adopting such modifications.

                         INCORPORATION OF STANDARD PROVISIONS
THIRTEENTH

The "Standard Provisions" (GMMS 1013) are incorporated as a part of this Agreement.
                       ADDITIONAL AGREEMENTS AND UNDERSTANDINGS

FOURTEENTH

The following agreements and understandings are hereby incorporated into this
Agreement:

                (List any special letters, facility agreements, etc.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                     IDENTIFICATION OF PARTIES AND EFFECTIVE DATE

FIFTEENTH

This Agreement, effective OCTOBER 02, 1992, is entered into by General
Motors Corporation, Oldsmobile Division ("Oldsmobile"), a Delaware corporation, and

J & F OLDSMOBILE-ISUZU PARTNERSHIP, a

    -X-  NEW JERSEY corporation, incorporated on
         DECEMBER 18, 1978;

    ---  proprietorship;

    ---  partnership;

doing business at 315 CLENDENNY AV ON RT 440

JERSEY CITY, NEW JERSEY 07304 ("Dealer").

                                EXECUTION OF AGREEMENT

SIXTEENTH

This Agreement and related agreements are valid only if signed:

(a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

(b) on behalf of Oldsmobile by its General Sales and Service Manager and his authorized representative.

J & F OLDSMOBILE-ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealership Name

                                       OLDSMOBILE DIVISION
                                       General Motors Corporation

By /s/ Joseph Mitolo 10-2-92      By /s/ D. E. Lahti
  --------------------------         ----------------------------------
  Dealer Operator  Date             General Sales and Service Manager


                                  By /s/ Illegible              10-2-92
                                     -----------------------------------
                                     Authorized Representative     Date

                                 OLDSMOBILE DIVISION
                                MOTOR VEHICLE ADDENDUM
                                          TO
                              GENERAL MOTORS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT

J & F OLDSMOBILE-ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealer Firm Name

          JERSEY CITY, NEW JERSEY
         ----------------------------------
                        City, State

Effective November 1, 1990, Dealer, as an authorized Oldsmobile dealer, has a non-exclusive right to buy the following new Motor Vehicles marketed by Oldsmobile Division of General Motors Corporation:

                                    PASSENGER CARS

      ACHIEVA, CUTLASS CIERA, CUTLASS SUPREME, EIGHTY-EIGHT ROYALE, NINETY-EIGHT


                                   LIGHT DUTY TRUCK

                                 BRAVADA, SILHOUETTE

This Motor Vehicle Addendum shall remain in effect unless and until superseded by a new Motor Vehicle Addendum furnished Dealer by Oldsmobile. This Motor Vehicle Addendum cancels and supersedes any previous Motor Vehicle Addendum furnished Dealer by Oldsmobile.
                                   OLDSMOBILE DIVISION
                                  General Motors Corporation

                             By__________________________________
                                Signature                  Date

                              /s/ Illegible           10/2/92
                             ------------------------------------
                             OLDSMOBILE ZONE MANAGER

(Dealer should file this Motor Vehicle Addendum with Dealer's current Dealer Agreement.)

                                       NOTICE OF
                            AREA OF PRIMARY RESPONSIBILITY
                                          TO
                              GENERAL MOTORS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT


   Effective OCTOBER 02, 1992, the communities and area described below, shall be Dealer's Area of Primary Responsibility for the undersigned division of General Motors.

IN THE STATE OF:  NEW JERSEY      IN THE COUNTY OF:  BERGEN

THE FOLLOWING WHOLE OR PARTIAL COMMUNITIES:

CLIFF PARK         CLIFFSIDE PARK      FAIRVIEW

IN THE STATE OF:  NEW JERSEY      IN THE COUNTY OF:  BERGEN

AS DESCRIBED BY THE FOLLOWING U.S. CENSUS TRACTS:

63.00         181.00         182.00

IN THE STATE OF:  NEW JERSEY      IN THE COUNTY OF:  HUDSON

THE FOLLOWING WHOLE OR PARTIAL COMMUNITIES:

BAYONNE            BERGEN                   BERGEN POINT        BERGENLINE
CASTLE POINT       FORTY THIRD STRE         GENERAL LAFAYETT    GREENVILLE
GUTTENBERG         HOBOKEN                  HUDSON CITY         HUDSON HEIGHTS
JACKSON AVENUE     JERSEY CITY              JOURNAL SQUARE      MEADOWVIEW
MILITARY OCEAN T   MONITOR                  NORTH BERGEN        PAMRAPO
PARK AVENUE        SECAUCUS                 SUMMIT AVENUE       TAURUS
TYLER PARK         UNION CITY               UPTOWN              WASHINGTONSTREE
WEEHAWKEN          WEST NEW YORK            WEST SIDE           WOODCLIFF

IN THE STATE OF:   NEW JERSEY               IN THE COUNTY OF:   HUDSON

THE ENTIRE COUNTY LESS THE FOLLOWING U.S. CENSUS TRACTS:

58.02              103.99                   123.00              124.00
125.00             126.00                   127.00              128.00
129.00             130.00                   131.00              132.00
133.00             134.00                   135.00              136.00
[COUNTY CONTINUED ON FOLLOWING PAGE(S)]

                                      NOTICE OF
                            AREA OF PRIMARY RESPONSIBILITY
                                          TO
                              GENERAL MOTORS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT

[COUNTY CONTINUED FROM PRECEDING PAGE(S)]

IN THE STATE OF:   NEW JERSEY               IN THE COUNTY OF:   HUDSON

THE ENTIRE COUNTY LESS THE FOLLOWING U.S. CENSUS TRACTS:

137.00             138.00                   139.00






The Area of Primary Responsibility will be employed by Division to review the effectiveness of Dealer's performance under the Dealer Agreement, and for other matters relating to Dealership Operations. The Area of Primary Responsibility described herein will continue in effect until changed by written notice to Dealer.



J & F OLDSMOBILE - ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealer Firm Name
JERSEY CITY, NEW JERSEY
- --------------------------------------
    City, State

                                       OLDSMOBILE DIVISION
                                       GENERAL MOTORS CORPORATION


                                  By /s/ Illegible
                                    ------------------------------------
                                     OLDSMOBILE ZONE MANAGER      Date

                            DEALER STATEMENT OF OWNERSHIP

 J & F OLDSMOBILE - ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
    Dealer Firm Name

     JERSEY CITY, NEW JERSEY
- ---------------------------------------------
    City, State

- --- a proprietorship, -X- a partnership or --- a corporation incorporated on DECEMBER 18, 1978 in the State of NEW JERSEY

The undersigned Dealer hereby certifies that the following information is true, accurate and complete, as of OCTOBER 02, 1992



Names and Titles of
all individuals,
beneficiaries of
trusts or other
entities owning 5% or
more of Dealer and
entitled to receive
dividends or profits
from Dealer as a                            If a Corporation, Show
result of ownership          Active         Number of Shares and Class
                             in                                                Value of the Owner-           Percentage
                             Dealer-                                           ship Interest of Each         of
(Identify Holding            ship                     Type*     Voting         Person Listed Based           Ownership
Company owners on GMMS       (Yes or        Number    or        (Yes or        on Dealership's               of Record
1014-4)                      No)            Shares    Class     No)            Current Net Worth             in Dealer

- -------------------------------------------------------------------------------------------------------------------------------
JOSEPH J. MITOLO             YES                                               $   66,525                    7.50%
PRESIDENT

'21' INT'L HOLDINGS, INC.    NO                                                $  603,160                    68.00%

SAM C. DIFEO                 NO                                                $  199,575                    22.50%
VICE-PRESIDENT

EZRA P. MAGER                NO                                                $   17,740                    2.00%


                                                                               $                                  %

                                                                               $                                  %

TOTAL                        XXX                                               $  887,000                    100.00%



* Indicate various classes of common or preferred stock issued. State Par Value of each share of preferred stock.


Remarks:
J & F OLDSMOBILE-ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealer Firm Name


By /s/ Joseph Mitolo         10/2/92        By /s/ Illegible         10/2/92
  ------------------------------------         ---------------------------------
                                                 OLDSMOBILE DIVISION
                                                 GENERAL MOTORS CORPORATION

  J & F OLDSMOBILE - ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
Dealer Firm Name

            JERSEY CITY, NEW JERSEY
            ---------------------------------
                        City, State

List below any person named on Page 1 that has any ownership in, or is active in the management of, any other entity that merchandises General Motors Automotive products.

         Name                Firm Name, Address and Position and Product Line(s)


'21' INT'L HOLDINGS, INC.    DIFEO VOLKSWAGEN OF BRIDGEWATER
                             BOUND BROOK  NJ

                             OLDSMOBILE PASS CAR

SAM C. DIFEO                 CROWN CADILLAC-OLDSMOBILE, INC.
                             WATCHUNG    NJ
                             PRESIDENT
                             OLDSMOBILE PASS CAR    CADILLAC PASS CAR

EZRA P. MAGER                DIFEO VOLKSWAGEN OF BRIDGEWATER
                             BOUND BROOK      NJ
                             OLDSMOBILE PASS CAR

List below any person named on Page 1 that has any ownership in, or is active in the management of, any other entity that merchandises motor vehicles other than those marketed by General Motors.

         Name                Firm Name, Address and Position and Product Line(s)

JOSEPH J. MITOLO             J & F ISUZU
                             JERSEY CITY         ,NEW JERSEY
                             PRESIDENT
                             ISUZU

SAM C. DIFEO                 HUDSON TOYOTA
                             JERSEY CITY         ,NEW JERSEY
                             PRESIDENT
                             TOYOTA

SAM C. DIFEO                 J & F ISUZU
                             JERSEY CITY         ,NEW JERSEY
                             PRESIDENT
                             ISUZU

                        STATEMENT OF HOLDING COMPANY OWNERSHIP


J & F OLDSMOBILE-ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealer Firm Name


JERSEY CITY, NEW JERSEY
- --------------------------------------------------------
                                     City, State


INVESTORS                                                 PERCENT OF
                                                          OWNERSHIP
  OTHER INVESTORS                                          54.76%
  MARSHALL S. COGAN                                        45.24%
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %
                                                                %

                              CAPITAL STANDARD ADDENDUM
                                          TO
                              GENERAL MOTORS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT

      This Capital Standard Addendum, effective OCTOBER 02, 1992, is pursuant to
Article 10 of the Dealer Sales and Service Agreement in effect between General Motors and Dealer.

    General Motors has determined that the minimum net working capital (standard) necessary for this Dealer to adequately conduct Dealership Operations consistent with the Dealer's responsibilities is $687,000.00.

Dealer has established, or will, within a reasonable time, establish and maintain actual dealer net working capital in an amount not less than the minimum amount specified above.

                                    GENERAL MOTORS
                           DEALER CAPITAL STANDARD PROGRAM

General Motors Corporation has endeavored, through the General Motors Capital Standard Program, to help dealers develop sound financial positions. Over the years, this Program has contributed substantially to the effectiveness and relative permanency of General Motors dealers as a whole.

The purpose of the General Motors Dealers Capital Standard Program is to establish the minimum amount of regularly needed net working capital which should be provided by the owners through capital stock, other investment and earnings.

A minimum net working capital standard is established for each dealer based on the dealership operations it is expected to conduct under its Dealer Sales and Service Agreement(s). Dealer having actual net working capital equal to the standard established for the dealership operations contemplated at its dealership location should have net working capital sufficient to operate through normal variations in the business cycle, provided its management prudently maximizes the use of those funds.

Net working capital, as it is commonly understood, is the difference between current assets and current liabilities without reference to the source from which the working capital has been obtained. As used herein, however, the actual dealer net working capital to be compared to the standard shall be determined by arriving at the sum of Total Current Assets plus Driver Training Vehicles, Lease and Rental Units and Total Accumulated LIFO Writedown minus the sum of Total Liabilities excluding those listed below.

Those liabilities which are not subtracted are:

    1. Long term notes payable which are qualified long term debt. Qualified long term debt is defined by the following criteria:

         a.   The note must be payable to an owner of Dealer.
         b.   Principal payments must be restricted to profits.
         c.   The amount to be excluded is limited to 50% of the standard.

    This exception is made because an owner would be less inclined to collect on a note payable at maturity than an outside creditor when payment of such a note would place the dealership in financial jeopardy.

    2.   Long term notes payable secured by real property.

    This exception is made because dealers are not required to own land and buildings which they use. Many dealers, however, elect to acquire and hold title to all or a portion of such real property, thereby investing a portion of the total equity capital in land and buildings which would otherwise be available for working capital purposes.

J & F OLDSMOBILE - ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   DEALER FIRM NAME

JERSEY CITY, NEW JERSEY
- --------------------------------------------------
                   City, State
                                  OLDSMOBILE DIVISION
                                  GENERAL MOTORS CORPORATION

                             By /s/                         10/2/92
                               ---------------------------------------
                                  OLDSMOBILE ZONE MANAGER      Date

                            LOCATION AND PREMISES ADDENDUM
                                          TO
                              GENERAL MOTOTS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT

The undersigned Dealer and the undersigned Division of General Motors Corporation, acting for itself and the other Division(s), if any, identified on Page 4, hereby agree that as of the effective date shown below:

    1. Part I on Page 3 hereof, entitled "Description of Premises," identifies the Location and describes the Premises at which Dealer is authorized to conduct Dealership Operations under the Dealer Agreement(s). Dealer also represents that Part I accurately reflects the terms under which it occupies the premises and the manner in which each is used for GM Dealership Operations.

    2. Part II beginning on Page 4 hereof, entitled "Premises Space Analysis," sets forth the actual space Dealer represents it uses in GM Dealership Operations, and the actual space at the same locations used by Dealer for a purpose other than GM Dealership Operations.

All changes in the Location and Premises that may be agreed upon by Dealer and General Motors pursuant to provisions of Article 4.4 of the Dealer Agreement(s) requirements shall be reflected in a new Location and Premises Addendum executed by Dealer and General Motors.


J&F OLDSMOBILE - ISUZU PARTNERSHIP
- --------------------------------------------------------------------------------
                                   Dealer Firm Name

JERSEY CITY, NEW JERSEY
- ------------------------------------------------------
                   City, State

                                            OLDSMOBILE DIVISION
                                            GENERAL MOTORS CORPORATION
By /s/ Jospeh Mitolo
  ----------------------------
  Signature              Title


By                                          By /s/ Illegible
  ----------------------------                 -------------------------
  Signature             Title                 OLDSMOBILE ZONE MANAGER

           10/2/92                                         10/2/92
- ------------------------------                 -------------------------
           Date                                         Date


Identify any special letters in effect or special or unusual circumstances relating to Dealership Premises:


              (Turn to page 2 for instructions for completing this form)

                             INSTRUCTIONS FOR COMPLETING
                            LOCATION AND PREMISES ADDENDUM



Page 1 - When pages 3 and 4 are completed, page 1 of the Addendum should be signed and dated by Dealer.

Page 3 -      "LOCATION, USE AND OWNERSHIP OF PREMISES"

    Column A - Indicate the STREET ADDRESS and USE of each separate location used by Dealer in the GM Dealership Operation. Also indicate the distance of each separate location from the main location, in tenths of miles. A "separate" location is one that is not immediately adjacent to the dealership main location.

    Column B - Indicate by "X" whether the premises at each location are owned and carried as a dealership asset or leased.

    Column C - If premises are leased, indicate for each such location the name of the lessor, the beginning and expiration date of the lease, the annual rental and the terms of any renewal options.

    SECTION D - Provide total roofed and unroofed square footage as indicated.

Page 4 - Part II - "PREMISES SPACE ANALYSIS"

    In Columns A and C, indicate the actual number of stalls available in each of the departments listed on lines 1 thru 8, used for operations under GM Agreement(s). In Columns B and D, indicate the stalls used for operations under "Other" product agreements. The following should be taken into consideration when completing each line:

    Line 1 - Specify the number of stalls in building and lot used for the display of new cars and trucks ready for sale.

    Line 2 - Number of stalls used for the display of used cars and trucks, including used vehicles awaiting reconditioning and wholesaling.

    Line 3 - Show productive service stalls available in building.

    Line 4 - Number of stalls used for sheet metal repairs, panel refinishing, frame straightening and all other body related services.

    Line 5 and 6 - Number of stalls for service reception and customer parking.

    Line 7 - Number of stalls in building and lot used for new vehicle storage.

    Line 8 - Number of stalls devoted to employe and demo parking and miscellaneous activities not included in line 1 above.

    Line 9 - Total of lines 1 - 8.

    Line 10 and 11 - Specify, in square feet, in Column A the space used for operations under your GM Agreement and in Column C the space used for "Other" operations.

    Line 12 - Total of Lines 10 and 11.

                                  GENERAL PROVISIONS
                                  GM PULSAT NETWORK
                           EQUIPMENT INSTALLATION AGREEMENT

1. Consents. As used herein, "landowner" means each fee titleholder and all other persons holding an interest in the Dealer's dealership premises where Pulsat Equipment is to be installed ("Premises"), including land and improvements, which interest affects Dealer's occupation and possession of the Premises, and their respective successors and assigns. Dealer will obtain from each landowner its consent to this Equipment Installation Agreement and to the installation, maintenance, removal and operation of the Pulsat Equipment pursuant to this Equipment Installation Agreement, and to any changes required to be made to the Premises as deemed necessary by GM in order to provide adequate support and any necessary power wiring or any electrical equipment. Such consent of landowners will acknowledge the clear and unencumbered title to said Pulsat Equipment in GM and the right to remove the Pulsat Equipment as provided herein. Dealer is responsible for any changes associated with such consent. In the event Dealer is unable to obtain the consent of any landowner in the form provided by or satisfactory to GM within ten days from the date of execution hereof, then this Agreement will become voidable at the option of GM, and upon GM's exercise of such option the parties will be released from all obligations hereunder.

2. Installation Restrictions. It is agreed with respect to each piece of Equipment subject to this Agreement that:

    (a) It will comply with all applicable state and local laws, ordinances and regulations, and all required installation permits therefore must be obtained from the appropriate governmental authorities.

    (b) In GM's judgment, it must be practicable from both an engineering and a financial standpoint to install the Pulsat Equipment at the Premises.

Dealers will cooperate with and assist GM in accomplishing installation of the Pulsat Equipment within the foregoing limitations. If no Equipment offered by GM will meet the foregoing limitations, this Agreement will become null and void and the parties will be released from all obligations hereunder.

3. Installations. Pulsat Equipment will be installed at such date and time as may be reasonably scheduled by GM; GM will not be liable for any delays in commencing or completing the installation thereof.

GM agrees to install the Pulsat Equipment upon the Premises in accordance with the specifications set forth herein. Dealer agrees to allow GM to remove or relocate any existing equipment which may interfere with or be duplicative of Pulsat Equipment. Upon termination of this Agreement GM will not be responsible for the replacement of any equipment so removed or relocated. Dealer will provide normal power and any telephone hookup required for use of the Equipment.

4. Additional Equipment/Services. The basic Equipment configuration, basic installation and basic maintenance provided without separate charge by GM are described further in written procedures provided by GM from time to time, and are subject to change if changes are made for dealers in general. Any agreement or services required by Dealer in addition to the basic levels provided herein are subject to a separate charge. GM offerings of additional equipment and services for use with the GM Pulsat Network, and charges therefore, are also described in the written procedures. Any charges hereunder will be calculated in accord with GM's then published schedule of

                                         (2)

charges, which is subject to change from time to time, and will be debited to Dealer's open account.

Additional installation services may include such things as additional cable, special footings, and related work required for a non-standard installation resulting from inability to locate the satellite dish in close proximity to the other Equipment or to mount it in a standard fashion, removal of unrelated antennas, installation of an electrical outlet for operation of the Equipment, or installation of additional television hookups within the Premises for receiving the satellite video signal.

Installation of the Pulsat Equipment establishes Dealer's Premises as a node on the GM Pulsat Network. To receive video applications, Dealer must provide the necessary television and video recording equipment. To use the data communications applications, Dealer must obtain hardware and software from an authorized dealer systems provider and have a service agreement with GM for access to GM's host computer.

5. GM's Property. All Pulsat Equipment installed pursuant to this Agreement will be appropriately marked and identified as the property of GM (including its affiliates). Dealer will ensure that such stickers, labels or plaques as become affixed to the Equipment so as to mark and identify it as property of GM are not removed, damaged or obscured. Dealer agrees to take such measures and precautions as are necessary to ensure that Equipment remains on Dealer's Premises as installed and is protected from damage, deterioration and other abuse.

Upon GM's request Dealer will execute such documents as GM may require for filing in public records to give notice that the Pulsat Equipment is the property of GM bailed to Dealer. Dealer will take such further actions as GM may from time to time require so as to protect GM's interest in the Equipment. GM may inspect the Equipment at the Premises at any time during Dealer's normal business hours.

6. Equipment Relocations. No Equipment subject to this Agreement will be relocated except as expressly authorized by GM. Authorization by GM of any relocation will be evidenced by a writing, which will be made part of this Agreement effective as of the date noted thereon. The expense of any authorized relocation will be borne by Dealer. In the event of any unauthorized relocation, GM will have the option of restoring the Equipment to the location specified herein, or of inspecting the Equipment as relocated and taking such measures as GM deems appropriate to bring such Equipment into compliance with GM's installation specifications, and in either such event Dealer will bear the expense thereof.

7. Dealership Relocation. In the event Dealer relocates its dealership operations to new premises, GM will have the option either of terminating this Agreement without any further obligation or liability to Dealer hereunder, or amending this Agreement to cover the new location, in which case this Agreement will be amended accordingly and the new landowner consents obtained as appropriate, and the expense of removing the Equipment from the old location and of installing it at the new location will be borne by Dealer.

8. Termination. This Agreement will automatically terminate and be of no force and effect, without notice, upon the termination by GM or Dealer of Dealer's Dealer Sales and Service Agreement(s) with GM, the non-renewal of such Dealer Sales and Service Agreement(s) upon the expiration of its term, the termination of Dealer's DCS Service Agreement with GM, or if for any

                                         (3)

reason Dealer vacates the Premises or ceases to operate them in the regular course of business for the sale and service of GM vehicles as an authorized dealer. Upon such termination Dealer will remain responsible for any damage to the Equipment until it is removed.

This Agreement will not operate or be construed to extend, or imply intention to extend, Dealer's Dealer Sales and Service Agreement(s) with GM beyond its expiration or in any way whatsoever affect the rights and obligations of either of the parties to such Dealer Sales and Service Agreement(s).

9. Taxes and Permits. GM will report and pay any personal property taxes applicable to its property bailed to Dealer under this Agreement. Dealer will cooperate with and assist GM in identifying any applicable personal property taxes.

Dealer will cooperate with and assist GM in obtaining any permits or licenses required for installation of the Equipment. Thereafter, Dealer will be responsible for and obtain and maintain any permits or licenses necessary for the Equipment. If Dealer fails for any reason to maintain such permits or licenses, GM may do so and charge the cost of said permits or licenses, or any other such cost due to such failure, to Dealer.

10. Ordinance Changes. Dealer will notify GM of any changes in local ordinances or regulations which affect the Equipment subject to this Agreement. GM will perform any alterations or relocations necessary to comply with said changes at Dealer's expense.

11. Dealer's Use of Equipment. Dealer agrees to use the Equipment only in connection with authorized transmissions over the GM Pulsat Network and in accordance with written procedures provided by GM from time to time. Dealer further agrees to use the video programming only in connection with Dealer business under its GM Dealer Sales and Service Agreement. Dealer will take no action which may interfere with normal operation of the Equipment or increase the expense of operating or maintaining the Equipment. No banners, signs, lights, or other materials of any kind whatsoever will be attached or affixed to the Equipment or any part thereof, including the satellite dish and its supporting structure.

12. No assignments by Dealers. This Agreement may not be assigned by Dealer except with the express prior written consent of GM. Any attempt by Dealer to assign this Agreement without consent will be deemed a void assignment and constitute default by Dealer of the terms and conditions hereof.

13. Operation and Maintenance. Dealer will use its best efforts to keep the Equipment in good working order and condition and operate the Equipment in accordance with written procedures provided by GM from time to time, which may include routine maintenance procedures. Dealer will notify GM promptly whenever the Equipment requires any repairs or services. GM will be responsible for providing and paying for all such repairs or services; however, Dealer will reimburse GM for any repairs or services which become necessary as a result of abuse, misuse, or negligent use of the Equipment or failure to comply with procedures prescribed by GM. Dealer will provide GM and its contractor with access to the Premises and Equipment as required for repairs or services.

14. Equipment Damage or Destruction. In the event of damage to or destruction of Pulsat Equipment by any cause whatsoever, GM may rebuild, replace or restore said Equipment.

                                         (4)

Dealer will be solely responsible for damages to or destruction of Equipment caused by or resulting from any act, omission or negligence of Dealer, its agents, invitees, employes or guests. Dealer will promptly reimburse GM for the cost to GM to repair or replace Pulsat Equipment when damages result from Dealer's or its agents', invitees', employees' or guests' act, omission or negligence.

GM will carry at its expense Comprehensive General Liability Insurance on the Equipment in the amount of at least two million ($2,000,000) dollars, combined single limit. The maintenance of such insurance by GM will in no way limit or release Dealer from liability as more particularly set forth herein. GM will furnish a Certificate of Insurance upon request to any landowner.

IN NO EVENT WILL GM BE LIABLE TO DEALER OR THIRD PARTIES FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, OTHER ECONOMIC LOSS, LOSS OF USE OF EQUIPMENT OR MATERIALS, COST OF SUBSTITUTE EQUIPMENT OR MATERIALS, OR DOWNTIME COST(S) IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, FUNCTIONING OR USE OF ANY ITEM OF EQUIPMENT OR SERVICE PROVIDED FOR IN THIS AGREEMENT.

15. Equipment Removal. It is agreed that the Pulsat Equipment is and at all times pertinent hereto will remain personal property, owned by GM (including its affiliates), and that even though attached or connected to real estate it will not become or be deemed to be real estate improvements, fixtures or appurtenances.

GM will have the right, at the expiration or termination of this Agreement, to remove all Equipment bailed to Dealer pursuant hereto. GM will not be required to remove any satellite dish foundations or footings in their entirety, but only to grade level. In the case of a roof-mounted satellite dish, removal will be deemed complete when any structure is removed to several inches above the roof level, even though columns or supports may extend below. GM will endeavor to complete the removal within ninety days following termination of this Agreement or following GM's receipt of a written request therefore from Dealer or a landowner in lawful possession of the Premises.

16. Defaults by Dealer. In the event Dealer is in default of any provision of this Agreement for a period of sixty days, then GM may, at its option, terminate this Agreement, remove the Pulsat Equipment from the Premises and be relieved of all obligations to Dealer under this Agreement. Any waiver or non-enforcement by GM of a breach of this Agreement on the part of Dealer will not constitute a waiver of any further or future breach by Dealer. In the event of termination of this Agreement pursuant to this section, Dealer will be responsible for any damage to the Equipment until it is removed.

17. Advance Notice By Dealer. Dealer agrees to notify GM in writing at least thirty days in advance of any impending sale, mortgage, or property lease expiration of the real estate and improvements used by Dealer as dealership facilities.

18. Equipment and Service Changes by GM. GM will have the right (but not the duty) to change the Pulsat Equipment installed pursuant to this Agreement, and related services, if similar changes are made for dealers in general. GM will have the further right (but not the duty) to change the size, style, design, specifications and type of Equipment or relocate any or all Equipment installed pursuant to this Agreement if in the opinion of GM such change or

                                         (5)

relocation is desirable to promote better performance. Any additional or replacement equipment will be deemed Pulsat Equipment under this Agreement.

19. Assignment or Delegation By GM. All obligations under this Agreement to be performed by GM may, at GM's option, be performed by parties with whom GM has contracted for such performance or such parties as may be designated by GM to perform the obligations. GM reserves the right to assign this Agreement.

20. Notices. All notices required by or permitted under this Agreement will be in writing and will be deemed received when sent by certified or registered mail properly addressed to the other party at the business address shown on the Equipment Installation Agreement, or when actually delivered to the other party. Either party may substitute for itself a new address by due notice to the other party.

21. General. This Agreement, including these General Provisions and GM's written procedures described herein, constitutes the full understanding of the parties, and a complete and exclusive statement of the terms and conditions of their agreement pertaining to the Pulsat Equipment. It cancels and supersedes all prior understandings and agreements between them, whether express or implied, pertaining to Dealer's acquisition and use of the Equipment. No understanding or agreement which purports to modify or supplement this Agreement will be binding unless hereafter made in writing and signed by the parties to be bound thereby. This Agreement is binding on the parties and their respective successors and permitted assigns. It is governed in all respects by the laws of the State of Michigan. If any term, condition or provision of this Agreement or the application thereof is judicially or otherwise determined to be invalid or unenforceable, or if the parties mutually agree in writing to any revision of this Agreement, the remainder of this Agreement and the application thereof will not be affected, and this Agreement will otherwise remain in full force and effect.

[PULSAT LOGO]
                                  GM PULSAT NETWORK
                           EQUIPMENT INSTALLATION AGREEMENT

This Agreement is made between General Motors Corporation ("GM") and the party identified below as "Dealer." Reference is made to (1) Dealer's Dealer Sales and Service Agreement(s) for GM vehicles, (2) Dealer's DCS Service Agreement and any other service agreement(s) pertaining to transmittal of authorized data over the GM Pulsat Network. Where Dealer is not the landowner, this Agreement is signed by Dealer's authorized representative in conjunction with a Consent and Agreement of Landowner providing the landowner's consent for installation and removal of the Equipment. This Agreement is effective upon signature by an authorized Dealer representative and a GM Pulsat Network authorized representative.

1. Dealer agrees to the installation, maintenance, removal and operation of the Equipment described herein ("Pulsat Equipment" or "Equipment"), which Equipment is bailed to Dealer in accord with this Agreement, including the General Provisions attached hereto.

2. No separate charge is made to Dealer for a basic Equipment configuration, Dealer's use of the Equipment in connection with the GM Pulsat Network, basic installation, or basic GM provided maintenance. The basic Equipment configuration, installation and GM provided maintenance are described below and in the General Provisions. If the Dealer requires Equipment or services other than or in addition to the basic levels, they are also described below and will be subject to a separate charge.

3. Dealer acknowledges the Equipment is the property of GM (including affiliated companies) held by Dealer in bailment. Upon termination of the Agreement GM may remove from the installation premises all of the Equipment installed hereunder, and GM's only obligations upon such removal will be those described in the General Provisions.

               Dealer    315 CLENDENNY AV ON RT 40
                         -------------------------
               Address:  JERSEY CITY, NEW JERSEY 07304
                         -----------------------------
               Business Management Division (BMD): OLDSMOBILE DIVISION
                                                   -------------------------
               Premises of Installation (if different from above): BMD Dealer
                                                                  Code:  02015
                                                                         -----
           ------------------------------
           ------------------------------
       Basic Equipment:                             Optional Equipment/Services:
                 Digital Interface Unit (DIU)       ___   Antenna De-icer
                 Integrated Receiver Decoder (IRD)  ___   Extended Maintenance
                 Very Small Aperture Terminal (VSAT)___   ____________________
                                                          ____________________
                 GM Pulsat Coordinator:
      Name:______________________________________  Phone: _____________________
      Alternate:_________________________________  Phone: _____________________

               J & F OLDSMOBILE-ISUZU PARTNERSHIP
               ----------------------------------
                         Dealer Firm Name            GENERAL MOTORS CORPORATION

By  /s/ Joseph Mitolo           10/2/92      By /s/ Illegible
   -------------------------------------       --------------------------------
    Signature and Title            Date         General Director, Dealer Systems
                                             By /s/ Illegible           10/2/92
   -------------------------------------       --------------------------------
                                               uthorized Representative   Date


After signing above, mail document to: GM Pulsat Network, Administrative Offices, P. O. Box 500, Troy, MI 48007-0500

                                        PART I
                               DESCRIPTION OF PREMISES

                         J & F OLDSMOBILE - ISUZU PARTNERSHIP
                    ---------------------------------------------
                                   Dealer Firm Name

JERSEY CITY, NEW JERSEY                        OCTOBER 02, 1992
- -------------------------------------   -------------------------------
                    City, State                        Date of this GMMS
                                                       (Mo., Day, Yr.)

                       JANUARY 1973                    JANUARY 1979
- -------------------  -------------------   -------------------------------
Facts Dealer Number  Date Main Facility      Date Main Facility Remodeled or
                     Constructed(Mo., Yr.)   Added to (Mo., Yr.)

                       LOCATION, USE AND OWNERSHIP OF PREMISES

A   Identify by street address each separate          B    Indicate by                   C    IF LEASED, INDICATE:
    dealership location and describe how each              (X) Whether                        Name of Lessor:
    is used for GM operations.  Specify:                                                      Beginning and Expiration
    NEW VEHICLE SALES, USED VEHICLE                                                           Date of Lease
    SALES, SERVICE, PARTS, OFFICE,                         Premises Are
    NEW VEHICLE STORAGE, BODY SHOP,
    etc.  Also
    indicate distance of each separate                                                        Annual Rental: $
    location from main location.                           Dealer      Leased                 Renewal Option: Term and
                                                           Asset                              Annual Rental


MAIN 315 CLENDENNY AV ON RT 440                                           X                   J&S EQUITY
     JERSEY CITY, NEW JERSEY                                                                  06-01-1983 THRU 05-31-1993
     NEW DISP. USED DISP, MECHANICAL, SERV                                                              $180,000
     RECP, PARK-CUST, GEN OFFICE, PARTS                                                       10 YEAR WITH 10 YEAR

2        45 BENNETT
         JERSEY CITY, NEW JERSEY                                                              J&S EQUITY ASSOC.

         SERV RECP, PARK-CUST, EMP PK/MSC                                 X                   06-01-1983 THRU 05-31-1993
         0.1 MILES FROM MAIN                                                                  SAME AS MAIN FACILITY

3        34-30 BENNETT STREET
         JERSEY CITY, NEW JERSEY                                                              ADELE MIRTO
                                                                                              11-01-1987 THRU 10-31-1990
         USED DISP, SERV RECP, NEW STORAGE                                X                   $36,000

         0.1 MILES FROM MAIN

4        27-37 BENNETT STREET
         JERSEY CITY, NEW JERSEY                                                              ADELE MIRTO
                                                                                              11-01-1987 THRU 10-31-1990
         SERV RECP, PARK-CUST, EMP PK/MSC                                 X                   $12,000

         0.1 MILES FROM MAIN

5        599 RT. 440
         JERSEY CITY, NEW JERSEY                                                              J & S FORD
         NEW STORAG                                                       X                             $36,000

         0.1 MILES FROM MAIN

6

         MILES FROM MAIN



                   TOTAL DEALERSHIP IN SQUARE FEET
D                       GM Use            Other Use      Total Area
                      ------------      --------------- ----------------
    Total Building      22,074              14,350         36,424
    Total Lot           37,000               4,000         41,000
    Grand Total         59,074              18,350         77,424

                      (Location and Premises Addendum continued)
                                       PART II
                               PREMISES SPACE ANALYSIS
                         J & F OLDSMOBILE - ISUZU PARTNERSHIP
                   ------------------------------------------
                  Dealer Firm Name

JERSEY CITY, NEW JERSEY                             OCTOBER 02, 1992
- ----------------------------------------     ----------------------------
         City, State                        Date of GMMS 1016 (Mo., Day, Yr.)

                                                      Actual Space in Number of Stalls                       TOTAL
                                                                                    Lot
    DEPARTMENTAL ALLOCATION                          Building             (Do not include building)
                                                      GM Use    Other Use      GM Use    Other Use           (A+B+C+D)
                                                        (A)        (B)           (C)         (D)                (E)

(1) New Vehicle Display                                    8         6                                            14
(2) Used Vehicle Display                                                           67                             67
(3) Productive Service - Mechanical                       17         9                                            26
(4) Productive Service - Body
(5) Service Reception                                      5         1                                             6
(6) Parking Customer                                                               70         22                  92
(7) New Vehicle Storage                                                           400        100                 500
(8) Employee Parking and
    Miscellaneous                                                                  35          5                  40
(9) Total of Lines (1) through (8)                        30        16            572        127                 745
                                                                Actual Space in Square Feet                  TOTAL

                                                      GM Use    Other Use                                    (A + B)
                                                        (A)       (B)                                          (E)
(10) General Office                                    3,000     1,400                                         4,400
(11) Parts                                             6,000     2,950                                         8,950
(12) Total of Lines (10) and (11)                      9,000     4,350                                        13,350

                             CAR LINES HANDLED

         General Motors Division(s)         Non-GM Lines Handled
              OLDSMOBILE


GM space requirements are currently under review and updated GM space requirements will be published in the Service Policy and Procedures Manual.

                                  SUCCESSOR ADDENDUM
                                          TO
                              GENERAL MOTORS CORPORATION
                          DEALER SALES AND SERVICE AGREEMENT

This Successor Addendum is effective    OCTOBER 22, 1992                    and
                                    ---------------------------------------
is executed pursuant to the provisions of Article 12.1 of the current Dealer Agreement in effect between the undersigned Dealer and Division of General Motors.

On the basis of the information provided by Dealer, in connection with the Request for Execution of Successor Addendum, Division and Dealer Agree that:

    1. Subject to paragraphs 2 and 3 below, the proposed dealer operator(s) for purposes of designating and establishing a proposed successor dealer as provided in Article 12.1 of the Dealer Agreement shall be
              JOSEPH C. DIFEO
         ---------------------------------------------------------------
          ---------------------------------------------------------------
    2.   If more than one current Dealer Operator is named in 1 above,
         a.   the remaining Dealer Operator alone shall have the right to
              designate a proposed successor dealer, or     ___ Yes
         b. all of the proposed dealer operators who remain or survive,including the remaining Dealer Operator, shall acting
              together have such rights,         ___  Yes
    3. The following person(s), if any, shall be proposed owner(s) (indicate "none", if applicable):

         NONE
- -------------------------------------------------------------------
- -------------------------------------------------------------------
    4. Dealer may cancel an executed Successor Addendum at any time prior to the death of any party named as Dealer Operator in Paragraph THIRD of this Agreement. General Motors may cancel an executed Successor Addendum only if the proposed dealer operator no longer complies with the requirements of Article 12.1.1. The parties may execute a new and superseding Successor Addendum by mutual agreement. If Division has previously notified Dealer that it does not plan to continue Dealership Operations at the Dealership Location, Division shall have no obligation to execute a Successor Addendum, except for a renewal of an existing Successor Addendum with the same proposed dealer operator provided Dealer and the Proposed Dealer Operator comply with the requirements of Article 12.1.1.
    5. This Addendum shall become null and void upon the execution of a new Dealer Agreement by Dealer and Division.
    6. This Successor Addendum cancels and supersedes any previous Successor Addendum between the parties.

         J & F OLDSMOBILE - ISUZU PARTNERSHIP
         --------------------------------------------------------------------
                             Dealer Firm Name
                            JERSEY CITY, NEW JERSEY
                   ----------------------------------------------------------
                                     City, State

                                            OLDSMOBILE DIVISION
                                            General Motors Corporation
By /s/ Joseph Mitolo, President           By /s/ Illegible
   -----------------------------------    -------------------------------------
    Signature and Title    Date           OLDSMOBILE ZONE MANAGER       Date

The undersigned, as all Dealer Operator(s) and Owner(s) of Dealer, hereby individually signify their concurrence with the above agreements and waive any rights in conflict with the above agreements they may have or acquire under either the Dealer Agreement or applicable law.

/s/ Jospeh Mitolo
- -------------------------------------   ----------------------------------------
         DATE                                                            DATE
/s/ Sam C. DiFeo
- -------------------------------------   ----------------------------------------
         DATE                                                            DATE

                              [LETTERHEAD OF OLDSMOBILE]



                             October 2, 1992



J & F Oldsmobile-Isuzu Partnership
315 Clendenny Avenue, Route 440
Jersey City, New Jersey 07304


Attention: Joseph J. Mitolo
           Samuel C. DiFeo
           Ezra P. Mager
           Marshall S. Cogan


Gentlemen:

This "Letter Agreement" will confirm our discussions regarding your request that Oldsmobile Division approve the ownership of your dealer entity J & F Oldsmobile-Isuzu Partnership (30%) and DiFeo Partnership, Inc. (70%) - through a holding company arrangement. This holding company arrangement is shown in
Exhibit 1.

The General Motors Corporation Dealer Sales and Service Agreement is a personal service contract requiring that the person named as Dealer Operator in Paragraph THIRD, Mr. Joseph J. Mitolo will actively exercise full managerial authority in the Dealership Operations, and that all Owners of Dealer will each continue to own, both of record and beneficially, the percentage of ownership set forth in the Dealer Statement of Ownership. In order to maintain the reputation and goodwill of Oldsmobile and its dealer network, Oldsmobile retains the right to identify and approve each party participating in the financial ownership and general management of dealerships selling and servicing its automotive product.

Experience has shown that successful dealerships, in general, are those in which the individual or individuals who operate the dealership enjoy the financial benefits resulting from their successful management. It has also been found that a dealership cannot generally be operated satisfactorily where the handling of operating details are subject to actual or potential interference by parties who are solely financial participants.

Further, it has been Oldsmobile's policy for many years to be able to identify and approve each party participating in the financial ownership and general management of dealerships franchised by Oldsmobile Division.

Jersey City, New Jersey
Page Two
October 2, 1992

For reasons such as these, Oldsmobile has had an operating policy that provides that Oldsmobile may approve ownership of a dealer entity by a corporation or holding company, with the express provision that there be no change in the composition of the financial interests and/or ownership comprising such corporation or holding company unless such change has first been accepted and approved by Oldsmobile in writing.

Further, that the Dealer Operator shall own an unencumbered interest in the dealer company and/or of the holding company that is at least equivalent to 15% of the greater of:

(a)   The total equity investment of the dealer entity (excluding real estate);


                                         -OR-


(b) The sum of the dealer entity's net working capital standard amount, plus all fixed and other assets (excluding real estate) net of depreciation.

You have represented and certified to Oldsmobile that J & F Oldsmobile Corp. will hold a 30% ownership in the DiFeo Oldsmobile Partnership and that EMCO Motor Holding, Inc. a subsidiary of "21" International Holdings, Inc., will hold a 70% ownership in Difeo Oldsmobile Partnership.

As evidenced by Attachment "A", Joseph J. Mitolo and Samuel C. DiFeo are sole owners of J & F oldsmobile Corp. respectively.

It is represented and certified to Oldsmobile that EMCO Motor Holdings, Inc., 70% owner of DiFeo Partnership, Inc., is owner by two stockholders: Ezra Mager, and "21" International Holdings, Inc. as evidenced by Attachment "B".

It is further represented and certified to Oldsmobile that Marshall S. Cogan personally holds a 45.24% equity ownership and 76.51% voting control in "21" International Holdings, Inc. as evidenced by Attachment "C".

After considering all matters relevant to your request, Oldsmobile hereby approves the ownership of the DiFeo Oldsmobile Partnership by J & F Oldsmobile Corp. (30%) and EMCO Motor Holding, Inc. (70%), subject to the conditions and understandings in the Supplemental Agreement to General Motors Dealer Sales and Service Agreement.

Jersey City, New Jersey
Page Three
October 2, 1992

Also, further subject to condition and understanding that the ownership of the stock, J & F Oldsmobile, Corp. and EMCO Motor Holdings, Inc. set forth on the "ownership attachments" hereto, will not be changed without the PRIOR written approval of Oldsmobile, which will be evidenced solely by means of acceptable replacement "ownership attachments" duly signed on behalf of Oldsmobile. It is recognized that failure to obtain such prior written approval will constitute cause for termination of the Dealer Agreement under Article 12.2.1. thereof. J & F Oldsmobile, Corp. and EMCO Motor Holdings, Inc. agree to maintain accurate records reflecting the owners and managers of the DiFeo Oldsmobile Partnership and to provide new "ownership attachments" to Dealer and Oldsmobile upon request.

Further, GM prior written approval is not required when there are ownership changes in "21" International Holdings, Inc. provided there is no change in Marshall S. Cogan's equity ownership and/or voting control in "21" International Holdings, Inc. GM prior written approval is required for all changes in Marshall S. Cogan's equity ownership and/or voting control in "21" International Holdings, Inc.

By affixing your signatures to the Attachments "A", "B" and "C", you are agreeing to all the terms and conditions as set forth in this "Letter Agreement".

                             Very truly yours,
                             Oldsmobile Division
                             General Motors Corporation



                             /s/ J.J. Zubor
                             ---------------
                             J.J. Zubor
                             Zone Manager

                          ATTACHMENT "C" TO LETTER AGREEMENT
                               With Oldsmobile Division
                               Dated:  October 2, 1992

- --------------------------------------------------------------------------------

In accordance with provisions of the Letter Agreement dated October 2, 1992 between Oldsmobile Division, General Motors Corporation, and "21" International Holding, Inc., the undersigned hereby represents and certifies to Oldsmobile Division that the following information pertaining to record and/or beneficial ownership of the capital stock of "21" International Holding, Inc. is true, accurate, and complete.

                             Shares Owned              Type or         Book
Owner                   Of Record   Beneficially       Class         Value $
- -----                   ------------------------      ---------      -------

See Attached Schedule   -------------------------     ---------      --------

of Owners -----------   -----------    ----------     ---------      --------

- ---------------------   -----------    ----------     ---------      --------

- ---------------------   -----------    ----------     ---------      --------

T O T A L S             -----------    ----------     $   52,300,000
                                                       -----------------------

                                                             DECEMBER 31, 1991

                                    By:/s/ M.S. Cogan
                                        ---------------------------

                                       Marshall S. Cogan, Chairman


                                  Date:
                                        ----------------------------

OWNERSHIP OF ABOVE HOLDING COMPANY AS OF DECEMBER 31, 1992, IS ACCEPTED AS REPRESENTED ABOVE.

                                 OLDSMOBILE DIVISION
                              General Motors Corporation


                                  By:/s/ J.J. Zubor
                                     ----------------
                                     J.J. Zubor

                          ATTACHMENT "B" TO LETTER AGREEMENT
                               With Oldsmobile Division
                               Dated:  October 2, 1992


- --------------------------------------------------------------------------------

                                Statement of Ownership
                              EMCO Motor Holdings, Inc.
                                As of October 2, 1992


In accordance with provisions of the Letter Agreement dated October 2, 1992 between Oldsmobile Division, General Motors Corporation, and DiFeo Oldsmobile Partnership, the undersigned hereby represents and certifies to Oldsmobile Division that the following information pertaining to record and/or beneficial ownership of the capital stock of EMCO Motor Holdings, Inc. - 100% owner of DiFeo Partnership, Inc. - is true, accurate, and complete.

                             Shares Owned             Type or         Book
Owner                   Of Record   Beneficially       Class         Value $
- -----                   ------------------------      ---------      -------

Ezra P. Mager                            3.0%                        17,740
- ---------------------   ----------    --------        ---------      -------

"21" International                      97.0%                        603,160
- ---------------------   ----------    --------        ---------      -------

Holdings, Inc.
- ---------------------   ----------    --------        ---------      -------

T O T A L S                            100.0%                       $620,900
                        ----------    --------        ---------      -------

By:/s/ Ezra P. Mager                                         OCTOBER 2, 1992
   ------------------------------
   Ezra P. Mager, Pres/Sec/Treas.



   /s/ M. S. Cogan                     By:
   ---------------------------             ---------------------------
   Marshall S. Cogan, Chairman


                                       Date:     October 2, 1992
                                             -------------------------

OWNERSHIP OF ABOVE HOLDING COMPANY AS OF OCTOBER 2, 1992, IS ACCEPTED AS REPRESENTED ABOVE.


                                 OLDSMOBILE DIVISION
                              General Motors Corporation


                                  By: /s/ J.J. Zubor
                                     -----------------
                                     J.J. Zubor

                          ATTACHMENT "A" TO LETTER AGREEMENT
                               With Oldsmobile Division
                               Dated:  October 2, 1992



- --------------------------------------------------------------------------------

                                Statement of Ownership
                               J & F Oldsmobile, Corp.
                                    As of 10/2/92


In accordance with provisions of the Letter Agreement dated October 2, 1992 between Oldsmobile Division, General Motors Corporation, and DiFeo Oldsmobile Partnership, the undersigned hereby represents and certifies to Oldsmobile Division that the following information pertaining to record and/or beneficial ownership of the capital stock of J & F Oldsmobile, Corp. is true, accurate, and complete.

                             Shares Owned             Type or         Book
Owner                   Of Record   Beneficially       Class         Value $
- -----                   ------------------------      ---------      -------

Samuel C. DiFeo              75         75%            Common         66,525
- --------------------    ----------   -----------      ---------      -------

Joseph J. Mitolo             25         25%            Common        199,575
- --------------------    ----------   -----------      ---------      -------

- --------------------    ----------   -----------      ---------      -------

- --------------------    ----------   -----------      ---------      -------
T O T A L S                                                     $    266,100
                        ----------   -----------      ----------------------

                                                                OCTOBER 2, 1992



                                       By:  /s/ Joseph J. Mitolo
                                            --------------------
                                            Joseph J. Mitolo

                                            Sam C. DiFeo
                                            --------------------
                                            Sanuel C. DiFeo


OWNERSHIP OF ABOVE CORPORATION AS OF OCTOBER 2, 1992, IS ACCEPTED AS REPRESENTED ABOVE.


                                 OLDSMOBILE DIVISION
                              General Motors Corporation

                                  By:  /s/ J.J. Zubor
                                       ----------------
                                       J. J. Zubor

Jersey City, New Jersey
Page Four
October 2, 1992

Agreed this 2nd day of October, 1992
DiFeo Oldsmobile Partnership


By: /s/ Joseph J. Mitolo
    -----------------------
    Joseph J. Mitolo


    /s/ Samuel C. DiFeo
    -----------------------
    Samuel C. DiFeo


    /s/ Marshall S. Cogan
    -----------------------
    Marshall S. Cogan


    /s/ Ezra P. Mager
    -----------------------
    Ezra P. Mager


J & F Oldsmobile, Corp.


By: /s/ Samuel C. DiFeo
    -----------------------
    Samuel C. DiFeo


    /s/ Joseph C. Mitolo
    -----------------------
    Joseph C. Mitolo


DiFeo Partnership, Inc.                "21" International Holdings, Inc.


By: /s/ Marshall S. Cogan              By:  /s/ Marshall S. Cogan
    -----------------------                --------------------------
    Marshall S. Cogan                       Marshall S. Cogan


    /s/ Ezra P. Mager
    -----------------------
    Ezra P. Mager


EMCO Motor Holdings, Inc.


By: /s/ Marshall S. Cogan
    -----------------------
    Marshall S. Cogan


    /s/ Ezra P. Mager
    -----------------------
    Ezra P. Mager

                              [LETTERHEAD OF OLDSMOBILE]

                                  October 2, 1992

J & F Oldsmobile Partnership
315 Clendenny Avenue, Route 440
Jersey City, New Jersey 07304


Attention: Joseph J. Mitolo
           Samuel C. DiFeo
           Marshall S. Cogan
           Ezra P. Mager

Gentlemen:

This Supplemental Agreement ("Agreement") is entered into between DiFeo Oldsmobile Partnership, J & F Oldsmobile, Corp. DiFeo Partnership, Inc., EMCO Motor Holdings, Inc. (EMCO), and "21" international Holdings, Inc. (THHI) and General Motors Corporation, Oldsmobile Division.

WHEREAS, Oldsmobile has entered into a General Motors Corporation Dealer Sales and Service Agreement ("Dealer Agreement") with DiFeo Partnership ("The Partnership").

WHEREAS, "The Partnership" is the Dealer and J & F Oldsmobile, Corp. and DiFeo Partnership, Inc. are the Dealer Owners as those terms are identified in the Dealer Agreements; and

WHEREAS, the Division has entered into the Dealer Agreement in consideration for the reliance upon certain understandings, assurances and representatives which parties hereto wish to document;

NOW, THEREFORE, the parties agree as follows:

1.  For purposes of the Dealer Agreements, including Paragraph Third and
Article 12.2 Joseph J. Mitolo shall be considered a Dealer Operator. The Divisions have relied and will rely upon the personal qualifications and management skills of Joseph J. Mitolo as Executive V-P of the Partnership. The Partnership and EMCO represent that Joseph J. Mitolo with the concurrence of the Executive Committee, has complete and irrevocable authority to make all decisions, and enter into any and all necessary business commitments on behalf of The Partnership and may take all actions normally required of a Dealer Operator pursuant to Paragraph Third and Article 2 of the Dealer Agreement. Neither The Partnership nor EMCO will revoke, modify or amend such authority without prior written approval of Oldsmobile which will act on behalf of all Divisions in administering this Agreement.

2. Mr. Joseph J. Mitolo's removal or withdrawal as Dealer Operator without prior written consent shall constitute grounds for termination of dealer Agreement. However, the Division recognizes that Mr. Mitolo's employment responsibilities with The Partnership may change, as described in Section 1(d) of the Employment Agreement, making it impractical for him to continue to fulfill his responsibilities as Dealer Operator. In this event, or in the event Mr. Mitolo leaves the employ of The Partnership or transfers his interests in The Partnership pursuant to Sections 7.03 and 70.4 of Master Agreements and Articles 7.2, 7.3 and 7.4 of the Partnership Agreement; then The Partnership shall have the opportunity to propose a replacement Dealer Operator. the Division will comparable to those of Mr. Mitolo The Partnership shall make every effort to obtain the consent of the Division to proposed replacement dealer Operator prior to Mr. Mitolo's withdrawal: if such is not practical in the circumstances, The Partnership shall notify Oldsmobile writing within 10 days following Mr. Mitolo's withdrawal. Within 60 days of that withdrawal, The Partnership will submit to Oldsmobile a plan to replace Mr. Mitolo with qualified Dealer Operator acceptable to Oldsmobile. the replacement Dealer Operator must assume his responsibilities no later than 120 days following Mr. Mitolo's withdrawal.

3. DiFeo Partnership, Inc. is wholly-owned subsidiary of EMCO, which in turn, is a subsidiary or TIHI. DiFeo Partnership, Inc. hereby represents that its representatives and assurances herein are within its authority to make and do not contravene any directive, policy or procedure of EMCO or TIHI. DiFeo Partnership, Inc. hereby represents that EMCO and TIHI are aware of and concur with the representation of DiFeo Partnership, Inc. are herein.

4. Any change at all in ownership of DiFeo Partnership or EMCO or any change in Marshall Cogan's equity ownership and/or voting control in TIHI shall be considered a change in ownership of Dealer under terms of the Dealer Agreements, and all applicable provisions of those Dealer Agreements will apply to any such change.

5. Given the ultimate control which EMCO and TIHI have over DiFeo Partnership. Inc. and J & F Oldsmobile, Corp. and, thus, J & F Oldsmobile - Isuzu Partnership, and the Divisions strong interest in assuring that those who own and control its dealers have interests consistent with those of the Divisions, J & F Oldsmobile Isuzu Partnership, J & F Oldsmobile, Corp. and DiFeo Partnership, Inc. agree that if an ownership interest is acquired in TIHI by a person or entity which notifies TIHI via schedule 13D filed with the Securities and Exchange Commission, The Partnership, J & F Oldsmobile, Corp. and DiFeo Partnership, Inc. shall advise Oldsmobile in writing, providing a copy of that Schedule. In the event that Item 4 of that Schedule discloses that the person or entity acquiring such ownership interest intends or may intend either:

(a) an acquisition of additional securities of TIHI or (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, involving TIHI or any of its subsidiaries or (c) a sale or transfer of material amount of assets of TIHI or any of its subsidiaries or (d) any change in the present Board of Directors or management of TIHI or (e) any other material change in TIHI business or corporate structure or (f) any action similar to those noted above, then, if the Divisions reasonably conclude that such person or entity does not have interests compatible with those of General Motors, or is otherwise not qualified to have an ownership interest in a General Motors dealership, the Partnership, J & F Oldsmobile, Corp. and DiFeo Partnership, Inc. agree that within one year of receipt of written notice from Oldsmobile of this fact, they will, (1) transfer The Partnership's assets to a third party acceptable to the Division (2) voluntarily terminate The Partnership's Dealer Agreements, or (3) provide evidence to Oldsmobile such person or entity no longer has such ownership interest in TIHI. However, The Partnership, J & F Oldsmobile, Corp. and DiFeo Partnership, Inc. will have six additional months to accomplish 1,2, or 3 above if at the end of one year. Oldsmobile concludes that The Partnership, J & F Oldsmobile, Corp. and DiFeo Paernership's assets to a third party acceptable to the Division, and the Partnership is otherwise effectively fulfilling its obligations under its Dealer Agreement.

6. The executive Committee and Officers of The Partnership ad the Directors and Officers of J & F Oldsmobile, Corp. DiFeo Partnership, Inc., EMCO, and TIHI has all passed resolutions affirming the representations herein, copies of which are attached hereto.

7. The parties agree that this Agreement shall Supplement the terms of the dealer Agreements in accordance with Article 17.1 of the Dealer Agreements.

8. In the event that the policies of General Motors Corporation with regard to the issues addresses herein should be modified, the parties agree to review such modifications to determine modification to this Addendum is appropriate.

IN WITNESS WHEREOF, the parties have executed this Agreement this 2nd day of October, 1992.

GENERAL MOTORS CORPORATION        DiFEO OLDSMOBILE PARTNERSHIP
OLDSMOBILE DIVISION


By:/s/                            By:  /s/ Joseph J. Mitolo
   ________________________            ----------------------
                                       Joseph J. Mitolo


                                       /s/ Ezra P. Mager
                                       ----------------------
                                       Ezra P. Mager

Its:                              /s/ Sam C. DiFeo    /s/ Marshall S. Cogan
    ----------------------------  -----------------   ----------------------
                                  Sam C. DiFeo        Marshall S. Cogan


"21" International Holdings            EMCO Motor Holdings, Inc.

By:/s/ Marshall S. Cogan               By:/s/ Marshall S. Cogan
   -----------------------                -----------------------
   Marshall S. Cogan                      Marshall S. Cogan
   Chairman                               Chairman



                                          /s/ Ezra P. Mager
                                          -----------------------
                                          Ezra P. Mager, Pres

                              [LETTERHEAD OF OLDSMOBILE]

                                  December 20, 1993

Mr. George Lowrance
EMCO DiFeo Automotive Group
585 Route 440
Jersey City, NJ 07304


Dear Mr. Lowrance:

This will acknowledge your letters dated October 4, 1993 regarding your request for a change in the ownership of EMCO Motor Holdings, Inc. for Fair Cadillac-Oldsmobile-Isuzu Partnership, DiFeo Oldsmobile Partnership and J & F Oldsmobile-Isuzu Partnership t/a DiFeo Oldsmobile.

Enclosed find executed new Attachment "B" Letter Agreements reflecting capital stock and ownership changes in EMCO Motor Holdings, Inc. for each partnership.

Please have the respective officers of EMCO sign and date the Letter Agreements and return to my attention. Upon completion of all required signatures, I will forward you copies for the dealership records.

Should you have any questions, please contact me personally.

                             Sincerely,

                             /s/ M. A. LoBianco

                             M. A. LoBianco
                             Business Management Manager



MAL/mg
cc: J. J. Zubor

                          ATTACHMENT "B" TO LETTER AGREEMENT
                               With Oldsmobile Division
                              Revision Date:  12/14/1993

- --------------------------------------------------------------------------------

                                Statement of Ownership
                              EMCO Motor Holdings, Inc.
                                    As of 12/14/93


In accordance with provisions of the Letter Agreement dated October 2, 1992, between Oldsmobile Division, General Motors Corporation, and J & F Oldsmobile
- -Isuzu-Partnership t/a DiFeo Oldsmobile, the undersigned hereby represents and certifies to Oldsmobile Division that the following information pertaining to record and/or beneficial ownership of the capital stock of EMCO Motor Holdings, Inc. - 100% owner of DiFeo Partnership, Inc. - is true, accurate and complete.

                             Shares Owned             Type or         Book
Owner                   Of Record   Beneficially       Class         Value $
- -----                   ----------  ------------      ---------      -------

Ezra P. Mager              156,250        1.56%         Common

"21" International       3,437,500       34.36%         Common
  Holdings, Inc.

Reserved "Options"       1,500,838       15.00%         Common

OTHERS - see attached    4,911,000       49.08%         Preferred
  Schedule

T O T A L S             10,005,588       100.0%         $ 77,860,000


By:/s/ Marshall S. Cogan               Date:  Dec 22, 1993
   ---------------------------
   Marshall S. Cogan, Chairman



By:/s/ Joseph Herman                   By:/s/ E Mager
   ------------------------------          ------------------------------
   Joseph C. Herman, Executive VP          Ezra P. Mager, Pres/Sec/Treas.



OWNERSHIP OF ABOVE HOLDING COMPANY AS OF JAN 3, 1994, IS ACCEPTED AS REPRESENTED ABOVE.


                                 OLDSMOBILE DIVISION
                              General Motors Corporation


                                  By:/s/ J.J. Zubor
                                     ------------------
                                     J.J. Zubor

                            SUPPLEMENTAL AGREEMENT TO
                           GENERAL MOTORS CORPORATION
                       DEALER SALES AND SERVICE AGREEMENT


This Supplemental Agreement ("Agreement") is entered into among J&F Oldsmobile-Isuzu Partnership ("Dealer"), DiFeo Partnership, Inc. and UAG Northeast, Inc. (each a "Dealer Owner" and collectively "Dealer Owners"), United Auto Group, Inc. ("Public Company") and General Motors Corporation, Chevrolet Motor Division, acting on behalf of itself, and _________N/A__________ (collectively "Divisions").

WHEREAS, the Divisions have each entered into a General Motors Corporation Dealer Sales and Service Agreement ("Dealer Agreement") with Dealer permitting Dealer to conduct Dealership Operations on behalf of Divisions from approved locations identified in the Dealer Agreement;

WHEREAS, the organization and ownership structure of Dealer and Dealer Owners are such that the terms of the Dealer Agreement are not wholly adequate to address the legitimate business needs and concerns of the Dealer, Dealer Owners and Divisions; and

WHEREAS, Dealer, Dealer Owners and the Divisions have entered into their respective Dealer Agreements in consideration for and reliance upon certain understandings, assurances and representations which the parties hereto wish to document;

NOW, THEREFORE, the parties agree as follows:

1.   For purposes of the Dealer Agreement, including Paragraph Third and
     Article 2, [individual to be approved by GM] shall be considered as Dealer Operator. The Divisions have relied and will rely upon the personal qualifications and management skills of Dealer Operator who also serves as executive manager of the Dealer. Dealer and Dealer Owners hereby represent that Dealer Operator has complete and irrevocable authority to make all decisions, and enter into any and all necessary business commitments required in the normal course of conducting Dealership Operations on behalf of Dealer and may take all actions normally required of a Dealer Operator pursuant to Paragraph Third and Article 2 of the Dealer Agreement. Neither Dealer nor Dealer Owners will revoke, modify or amend such authority
     without the prior written approval of Divisions.   Because of the unique
     structure of Dealer, the 20% ownership requirement contained in Article 2 shall not apply to Dealer Operator.

2. The removal or withdrawal of Dealer Operator without Divisions' prior written consent shall constitute grounds for termination of the Dealer Agreements subject to applicable law. However, the Divisions recognize that employment responsibilities of the Dealer Operator with

     Dealer and/or Dealer Owners may change, making it impractical for the Dealer Operator to continue to fulfill his/her responsibilities as Dealer Operator. In that case, or in the event Dealer Operator leaves the employ of Dealer and/or Dealer Owners, Dealer shall have the opportunity to propose a replacement Dealer Operator. The Divisions will not unreasonably withhold approval of any such proposal, provided the proposed replacement has the skills and qualifications to act as Dealer Operator pursuant to the standard policies and procedures of General Motors Corporation.

     Dealer shall make every effort to obtain the consent of the Divisions to a proposed replacement Dealer Operator prior to the removal or withdrawal of the approved Dealer Operator. If that is not practical, Dealer shall notify Division in writing within 10 days following the withdrawal of the approved Dealer Operator. Within 60 days of that withdrawal, Dealer will submit to Division a plan and appropriate applications to replace Dealer Operator with a qualified replacement acceptable to Division. The replacement Dealer Operator must assume his/her responsibilities no later than 90 days following the withdrawal of the approved Dealer Operator.

3. All of the partnership interests of Dealer are owned by Dealer Owners, which, in turn, are wholly-owned subsidiaries of Public Company. Dealer, Dealer Owners and Public Company hereby warrant that the representations and assurances of each herein are within their respective authority to make and do not contravene any directive, policy or procedure of Dealer, Dealer Owners or Public Company. The parties hereto acknowledge that the provisions of this Agreement shall not be applicable until such time as Public Company completes a public offering of its stock.

4. Any material change in ownership of Dealer or of Dealer Owners, or any event with respect to Public Company described in Paragraph 5 below, shall be considered a change in ownership of Dealer under the terms of the Dealer Agreements, and all applicable provisions of those Dealer Agreements will apply to any such change. The Divisions have executed the Dealer Agreements in reliance upon the ownership and management structure and any material change in such structure (other than changes in ownership of Public Company, which are discussed in Paragraph 5 below), shall be the basis for a review of the agreements between us and whether changes and modifications are required and whether the business relationship between us should continue or terminate.

5. Given the ultimate control Dealer Owners have over Dealer, the control of Dealer Owners by Public Company, and the Divisions' strong interest in assuring that those who own and control their Dealers have interests consistent with those of the Divisions, Dealer, Dealer Owners and Public Company agree that if an ownership interest is acquired in Public Company by a person or entity which notifies Public Company via Schedule 13D filed with the Securities and Exchange Commission, Dealer shall advise Division in writing, and attach a copy of that Schedule. In the Event Item 4 of that Schedule discloses that the person or entity acquiring such ownership interest owns or controls twenty percent (20%) of Public Company and intends or may intend either: (a) an acquisition of additional securities of Public Company or (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, involving Public Company or any of its subsidiaries or (c) a sale or transfer of a material amount of assets of Public Company or any of its subsidiaries or (d) any change in the present Board of Directors or management of Public Company or (e) any other material change in Public Company's business or corporate structure or (f) any action similar to those noted above, then, if the Divisions reasonably conclude that such person or entity does not have interests compatible with those of General Motors, or is otherwise not qualified to have an ownership interest in a General Motors dealership, Dealer and Dealer Owners agree that within 90 days of receipt of written notice from Division of this fact, it will: (i) transfer the assets associated with Dealer to a third party acceptable to the Division, (ii) voluntarily terminate the Dealer Agreements in effect with Dealer, or (iii) provide evidence to Divisions that such person or entity no longer has such an ownership interest in Public Company. Should Dealer enter into an agreement to transfer its assets to a third party, the right of first refusal described in Article
     12.3 shall apply to any such transfer.

6. Dealer, Dealer Owners, Public Company and General Motors stipulate and agree that the dispute resolution process for the appropriate General Motors Division shall be the initial, exclusive source of resolution of any dispute regarding the General Motors Dealer Agreement(s) and this Supplemental Agreement including, but not limited to, involuntary termination of the Dealer Agreement(s) and/or approval of Dealer Owner or Public Company for additional investment in or ownership of General Motors dealerships. Upon final determination through such dispute resolution, each party shall have recourse to a review de novo by the appropriate state court or administrative agency consistent with the provisions of state law. The parties agree that should a party making such appeal lose the issues presented on appeal, then that party shall pay the reasonable expenses, including reasonable attorneys' fees, of the other party for the defense of such de novo review. The parties further agree that if a dispute is specific to a particular division, the appropriate divisional dispute resolution mechanism will be used for the resolution of that particular matter.

7. Dealer, Dealer Owners and Public Company further stipulate and agree that if Dealer, Dealer Owners, General Motors and the public are to realize the potential benefits that Dealer, Dealer Owners and Public Company represent to be the result of General Motors approving the ownership structure proposed by Dealer Owners, then an integral component of the participation by Dealer, Dealer Owners and Public Company is their agreement that all such dealerships owned by Dealer Owners or Public Company shall fully comply with General Motors Network 2000 Channel Strategy including proper franchise alignment and facilities that are properly located and that are in compliance with appropriate divisional image programs. The Channel Strategy as it relates to Dealer is set forth in a memorandum dated
     October 5, 1995, from Ronald L. Zarrella to all GM dealers, a copy of which is attached hereto and in a facsimile from General Motors Corporation to Dealer dated April 1, 1996.

     Dealer and Dealer Owners further stipulate and agree that within 12 months of the acquisition of any General Motors dealership that is not consistent with the Channel Strategy, Dealer and Dealer Owners will have complied with the Channel Strategy for that location. If Dealer and Dealer Owners fail to do so within the time provided, then Dealer will terminate the representation of such products as reasonably required by General Motors to comply with the Channel Strategy. If such termination is required, General Motors will compensate Dealer and Dealer Owners the total sum of Fifty Thousand Dollars ($50,000) for each Dealer Agreement so terminated.

8. Dealer and Dealer Owners agree that all such dealerships shall be solely for the exclusive representation of General Motors products and related services and in no event shall be used for the display, sale or promotion of any new vehicle other than those of General Motors Corporation or Saturn Corporation.

     Dealer and Dealer Owners agree that should Dealer cease to provide exclusive representation of General Motors products, based on the proper franchise alignment as determined by the Channel Strategy, then that shall constitute good cause in and of itself for the termination of the Dealer Agreements then in effect with Dealer and Dealer shall voluntarily terminate the Dealer Agreements then in effect.

9. In the event of any termination of the Dealer Agreement or any transaction or event that would, in effect, discontinue Dealership Operations from that location, Dealer Owners agree to provide General Motors with: (a) a right of first refusal on any bona fide offer to purchase the dealership facilities, (b) an assignment of any existing lease or lease options that are available, or if desired by the Divisions, Dealer Owners agree to enter into good faith negotiations for the sale or lease of the facility to the Divisions or their assignee.

10. Dealer and Dealer Owners agree to provide to Divisions a list of the officers and key management of Dealer and Dealer Owners along with those individuals' key responsibilities in regard to the control and management of Dealer. Dealer and Dealer Owners agree to propose to Divisions any material changes in the individuals or their responsibilities. Such proposal should be provided to the Divisions in writing sixty (60) days prior to such change and shall include sufficient information to permit Divisions to evaluate the proposed change consistent with normal policies and procedures. For purposes of this Agreement, the term "key management" shall mean Carl Spielvogel - Chairman and CEO, Arthur J. Rawl - Executive Vice President and Chief Financial Officer, and George Lowrance - Executive Vice President, Secretary and General Counsel.

11. Dealer Owners recognize that customers benefit from competition in the marketplace and agree that any proposal to acquire additional GM dealerships shall be subject to and considered consistent with the terms of General Motors Multiple Dealer Investor/Multiple Dealer Operator policies as set forth in NAO Bulletin 94-11, a copy of which has been provided to Dealer Owners.

12. Dealer Owners agree that all General Motors dealerships in which Dealer Owners maintain an investment will use Electronic Funds Transfer (E.F.T.) for settlement of the dealership obligations to General Motors and that General Motors will have right of offset for any unpaid debit balances for any General Motors dealership in which Dealer Owners maintain or maintained an investment at the time the indebtedness occurred and the right to collect those amounts from the account for any other General Motors dealership in which Dealer Owners maintain an investment.

13. Dealer and Dealer Owners agree that Dealer shall maintain, at all times, sufficient working capital to meet or exceed the minimum net working capital standards for the Dealer as determined from time to time by the Divisions consistent with the normal practices and procedures of the Divisions. Dealer and Dealer Owners shall provide such documentation as reasonably requested by the Divisions to assure compliance with that requirement. Dealer Owners shall submit an annual audited consolidated balance sheet for the combined dealership operations of Dealer Owners.

14. The parties agree that this Agreement shall supplement the terms of the Dealer Agreements in accordance with Article 17.11 of the Dealer Agreements.

15. In the event that the policies of General Motors Corporation with regard to the issues addressed herein should be modified, the parties agree to review such modifications to determine whether modification to this Agreement is appropriate.

16. Nothing in this Agreement or the Dealer Agreement shall be construed to confer any rights upon any person not a party hereto or thereto, nor shall it create in any party an interest as a third party beneficiary of this Agreement or the Dealer Agreement. Dealer and Dealer Owners hereby agree to indemnify and hold harmless General Motors Corporation, its directors, officers, employees, subsidiaries, agents and representatives from and against all claims, actions, damages, expenses, costs and liability arising from or in connection with any action by a third party in its capacity as a stockholder of Public Company other than through a derivative stockholder suit authorized by the Board of Directors of Public Company.

17. This Agreement is intended to modify and adapt certain provisions of the Dealer Agreement and is intended to be incorporated as part of the Dealer Agreement. In the event that any provision of this Agreement are in conflict with other provisions of the Dealer Agreement Standard Provisions, the provisions contained in this Supplemental Agreement shall govern.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 23 day of July, 1996.


J&F Oldsmobile-Isuzu Partnership        DiFeo Partnership, Inc.

/s/ Carl Spielvogel                     /s/ Carl Spielvogel
- ----------------------                  ----------------------
By:    Carl Spielvogel                  By:    Carl Spielvogel
Title: Chairman and CEO                 Title: Chairman and CEO
Date:                                   Date:



United Auto Group, Inc.                 UAG Northeast, Inc.


/s/ Carl Spielvogel                     /s/ Carl Spielvogel
- ----------------------                  ----------------------
By:    Carl Spielvogel                  By:    Carl Spielvogel
Title: Chairman and CEO                 Title: Chairman and CEO
Date:                                   Date:



General Motors Corporation
Chevrolet Division


/s/ G. M. Desmond
- ----------------------
By:    G. M. Desmond
Title: Director, Dealer Organization
Date:  June 12, 1996